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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Novadigm, Inc. (the "Company") for the fiscal year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wallace D. Ruiz, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      1) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By: /s/ Wallace D. Ruiz
   --------------------
Name: Wallace D. Ruiz
Chief Financial Officer
June 30, 2003


     A signed original of this written statement required by Section 906 has been provided to Novadigm, Inc. and will be retained by Novadigm, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.